UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
February 19, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 19, 2008, Ecology Coatings, Inc. (the “Company”) entered into an employment agreement with Kevin P. Stolz (the “Employment Agreement”), the Company’s Controller and Chief Accounting Officer. Stolz had previously served the Company in such capacity pursuant to an employment agreement which expired January 31, 2008. The Employment Agreement is deemed effective February 1, 2008 (the “Effective Date”) and shall expire on February 1, 2010 (the “Initial Term”). At any time during the Initial Term, the Company may extend the Employment Agreement for an additional one (1) year, absent written notice from Mr. Stolz that he does not wish to extend the term of the Employment Agreement.
Under the terms of the Employment Agreement, Mr. Stolz will receive an annual base salary of $140,000 (the “Annual Base Salary”). The Compensation Committee of the Board of Directors may review the Annual Base Salary within one hundred twenty (120) days of the end of each such fiscal year during the Initial Term to determine what, if any, increases shall be made thereto. In addition, Mr. Stolz was granted options to purchase 50,000 shares of the Company’s common stock (the “Options”). The Options are restricted from exercise as follows: 25,000 for twelve (12) months from the Effective Date, and; 25,000 for twenty-four (24) months from the Effective Date. The Options carry a ten (10) year term and have an exercise price of $3.00 per share.
The Employment Agreement may be terminated prior to the end of the term by the Company for cause, good reason, or upon thirty (30) days written notice given to the other party. If Mr. Stolz’s employment is terminated without cause or for “good reason,” as defined in the Employment Agreement, he is entitled to the amount of salary that would have been paid over the balance of the term of the Employment Agreement and will receive it over such period. Further, upon a change in control, the Company must pay his annual salary that would be payable for a twenty-four (24) month period and any declared and accrued, but as of then-unpaid, bonus or stock options grant, shall be deemed to be vested.
The foregoing description of the terms and conditions of the Employment Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Employment Agreement, included in this Form 8-K as Exhibit 10.34 and incorporated herein by reference

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description

10.34	Employment Agreement by and between Ecology Coatings, Inc., a Nevada corporation, and Kevin P. Stolz dated February 1, 2008.*

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: February 22, 2008
	By:	/s/ Adam S. Tracy

Adam S. Tracy

Vice President, General Counsel and Secretary

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